Exhibit 23.4

                                LEONARD FRIEDMAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              385 Old Westbury Road
                           East Meadow, New York 11554
                     Tel: (516)735-0824 Fax: (516) 735-6301



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I consent to the inclusion in this registration statement on Form SB-2 ( File No. 333-109522) of my report dated February 5, 2003 on my audit of the financial statements of Walker Comm, Inc. I also consent to the reference of my Firm under the caption "Experts."




/s/ Leonard Friedman CPA
East Meadow, New York
February 6, 2004